SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐      Preliminary Proxy Statement
☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Foxby Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑      No fee required.
☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐      Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

11 Hanover Square
New York, NY 10005

September 24, 2012

VIA OVERNIGHT DELIVERY

Dear      ,

We are writing to you regarding your investment in Foxby.  Foxby has adjourned its shareholder meeting to October 1, 2012 and continues to solicit votes from shareholders like you.  The Board of Directors, including all of the independent directors, unanimously recommends that you vote “FOR” approval of the new investment management agreement and it is extremely important that we get your feedback regarding this matter.  The Notice of Special Meeting of Shareholders, Proxy Statement and form of proxy card are available on the Fund’s website at: www.FoxbyCorp.com.

Your vote is very important to us.  If you wish to vote by phone, please contact shareholder services toll-free at 1-877-283-0323, between 9:00 a.m. and 10:00 p.m. EST, Monday through Friday, to vote your shares.  At the time of the call please reference the ID number listed below.

Please feel free to contact me at any time at 1-212-344-6310, extension 208 (work), 1-917-805-1818 (cell), or by email to jramirez@foxbycorp.com.

We greatly appreciate your time and assistance.

Sincerely,

FOXBY CORP.

John F. Ramírez
General Counsel

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